Exhibit 1.1

ALCOA INC.

Debt Securities

and Warrants to Purchase

Debt Securities

UNDERWRITING AGREEMENT

April 13, 2011

1. Introductory. (a) Alcoa Inc., a Pennsylvania corporation (“Company”), proposes to issue and sell from time to time certain of its debt securities (“Debt Securities”) and warrants (“Warrants”) to purchase Debt Securities (“Warrant Debt Securities”), which Debt Securities or Warrant Debt Securities may be convertible into or exchangeable for shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), registered under the registration statements referred to in Section 2(a) (“Registered Securities”). The Debt Securities and Warrant Debt Securities will be issued under an indenture, dated as of September 30, 1993 (as amended, modified or supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, N.A. (formerly known as Chase Manhattan Trust Company, National Association, as successor to PNC Bank, National Association), as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series being determined at the time of sale. The Warrants will be issued under Warrant Agreements (each a “Warrant Agreement”), between the Company and a bank or trust company, as Warrant Agent, on such terms as shall be determined at the time of sale. Particular series of the Debt Securities and Warrants will be sold pursuant to the Terms Agreement referred to in Section 3, for resale in accordance with the terms of offering determined at the time of sale. Any Debt Securities and any Warrants involved in any such offering are hereinafter referred to as the “Offered Debt Securities” and “Offered Warrants”, respectively, and collectively as the “Securities”, and Warrant Debt Securities issuable upon exercise of Offered Warrants are hereinafter referred to as the “Offered Warrant Debt Securities”. The firm or firms which agree to purchase the Securities (“Underwriters”) and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

(b) At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus described in the Terms Agreement, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Act”)) listed in the Terms Agreement as constituting part of the Time of Sale Information.

(c) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The registration statement or registration statements referred to in the Terms Agreement, including a base prospectus, relating to the Registered Securities have been filed with the Commission and have become effective. Each such registration statement, as amended at the time of any Terms Agreement referred to in Section 3 and including any information deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness, is hereinafter referred to as a “Registration Statement”, and such Registration Statements are collectively referred to herein as the “Registration Statements”, and the base prospectus relating to the Registered Securities, as supplemented as contemplated by Section 3 to reflect the final terms of the Securities and the Warrant Debt Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, is hereinafter referred to as the “Prospectus”. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

(b) On each effective date of any Registration Statement relating to the Registered Securities, such Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 (“Trust Indenture Act”) and the rules and regulations of the Commission (“Rules and Regulations”) and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of its date and on the Closing

Date (as defined below), the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(c) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(d) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed in the Terms Agreement as constituting the Time of Sale Information and (v) any electronic roadshow or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(e) Status under the Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Act.

3. Purchase, Offering and Delivery. The obligations of the Underwriters to purchase the Securities will be evidenced by an exchange of facsimile or other written communications (“Terms Agreement”) at the time the Company determines to sell the Securities. The Terms Agreement, except as otherwise provided therein, will incorporate by reference the provisions of this Agreement in their entirety and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of any Offered Debt Securities (including, if applicable, the number of shares of Common Stock initially issuable upon conversion or exchange of the Offered Debt Securities) and the number and certain other terms of any Offered Warrants (including the principal amount of the related Offered Warrant Debt Securities and, if applicable, the number of shares of Common Stock initially issuable upon conversion or exchange of the Offered Warrant Debt Securities) to be purchased by each Underwriter, the purchase price to be paid by the Underwriters, any compensation or commissions to be paid to the Underwriters, the initial public offering price, the terms of the Securities and any Offered Warrant Debt Securities not already specified in the Indenture and the Warrant Agreement, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements, and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below) as hereinafter provided. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the Time of Sale Information and the Prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Time of Sale Information and the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive form, in such denominations and registered in such names as the Underwriters may request.

If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Time of Sale Information and the Prospectus, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and (a) in the case of an offering of Debt Securities with attached Warrants the aggregate principal amount of Offered Debt Securities and the number of Offered Warrants to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Debt Securities and (b) in all other cases the aggregate principal amount of Offered Debt Securities and the number of Warrants to be purchased by each

Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Debt Securities and the number of Offered Warrants, respectively, in each such case set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that it will furnish to the Representatives and Cravath, Swaine & Moore LLP, counsel for the Underwriters, two signed copies of any Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

(a) The Company will file any Issuer Free Writing Prospectus (including the Term Sheet in the form attached to the Terms Agreement) to the extent required by Rule 433 under the Act and will file the Preliminary Prospectus and the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time required by such rules.

(b) Prior to the Closing Date, the Company will advise the Representatives promptly of any proposal to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus or to amend or supplement any of the Registration Statements or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed Issuer Free Writing Prospectus or amendment or supplement and the Company will also advise the Representatives promptly of any use, authorization, approval, reference to or filing of any Issuer Free Writing Prospectus, the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings or any proceedings pursuant to Section 8A of the Act in respect of the Registration Statement or of any parts thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) (1) If, at any time when a prospectus relating to the Securities, the Offered Warrant Debt Securities and the shares of Common Stock initially issuable upon conversion or exchange of the Offered Debt Securities or the Offered Warrant Debt Securities is required to be delivered under the Act, or required to be delivered but for Rule 172 under the Act (the “Prospectus Delivery Period”), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its security-holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of any registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to any of the Registration Statements to become effective prior to the date of such Terms Agreement and (iii) the date of the Company’s most recent Annual Report on Form 1O-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e) The Company will furnish to the Representatives copies of the Registration Statements, including all exhibits, any prospectus, any related preliminary prospectus supplement, any related Issuer Free Writing Prospectus, any Time of Sale Information, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

(f) The Company will arrange for the qualification of the Securities, any Offered Warrant Debt Securities and any shares of Common Stock initially issuable upon conversion or exchange of the Offered Debt Securities or the Offered Warrant Debt Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, unless they are otherwise available on the Commission’s EDGAR system, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

(h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for the filing fee, if any, of the Financial Industry Regulatory Authority relating to the Registered Securities and for expenses incurred in distributing the Prospectus, any Preliminary Prospectuses, any Issuer Free Writing Prospectus and any Time of Sale Information and any preliminary prospectus supplements to Underwriters.

(i) The Company will not, without the prior consent of the Underwriters or the Representatives, offer, sell, contract to sell or otherwise dispose of (i) if the Securities are not convertible into Common Stock, any securities of the Company (other than pursuant to director or employee stock or other benefit plans existing or the conversion of convertible securities outstanding on the date of such Terms Agreement) which are substantially similar to its United States dollar-denominated debt securities having a maturity of more than one year, or (ii) if the Securities are convertible into Common Stock, shares of Common Stock or any other securities convertible into shares of Common Stock (other than pursuant to director or employee stock or other benefit plans existing or the conversion of convertible securities outstanding on the date of such Terms Agreement) during the period beginning on the date of execution of a Terms Agreement with respect to the Securities and ending on (x) in the case of (i), the later of the related Closing Date or the date on which any price restrictions on sale of the Securities are terminated and (y) in the case of (ii), 30 days following the Closing Date.

(j) The Company will use its best efforts to maintain the effectiveness of a registration statement in respect of any Offered Warrant Debt Securities during the entire period during which any Offered Warrants may be exercised.

(k) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of the Terms Agreement, of PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

(i) in their opinion the financial statements audited by them and included in the Time of Sale Information relating to the Registered Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations; and

(ii) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in such Time of Sale Information (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and consolidated subsidiaries which are subject to the internal controls of the accounting systems of the Company and consolidated subsidiaries, or may be derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into such Time of Sale Information shall be deemed included in such Time of Sale Information for purposes of this subsection.

(b) The Prospectus and each Issuer Free Writing Prospectus (if required by Rule 433 under the Act) shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of any of the Registration Statements or of any parts thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the earlier of (A) the Time of Sale and (B) the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities, any Offered Warrant Debt Securities or any shares of Common Stock initially issuable upon conversion or exchange of the Offered Debt Securities or the Offered Warrant Debt Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or the setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

(d) The Underwriters or Representatives shall have received an opinion or opinions, dated the Closing Date, of the General Counsel, an Assistant General Counsel or a Counsel of the Company to the effect that:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; it is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the nature of its business or property requires such qualification and in which failure to so qualify, in any individual jurisdiction or in the aggregate, would have a material adverse effect on its financial condition;

(ii) Any Offered Debt Securities have been duly authorized, any Offered Debt Securities other than Contract Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and any Offered Debt Securities that are Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to the Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; any Offered Warrant Debt Securities have been duly authorized and, when issued upon due exercise of Warrants in accordance with the terms of the related Warrant Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Offered Debt Securities are, and any Contract Securities, when so issued, delivered and sold and any Offered Warrant Debt Securities, when so issued upon due exercise of the Warrants, will be, convertible into or exchangeable for shares of Common Stock of the Company in accordance with their terms; the shares of such Common Stock initially issuable upon conversion or exchange of the Offered Debt Securities or the Offered Warrant Debt Securities have been duly authorized and reserved for issuance upon such conversion or exchange and, when issued upon such conversion or exchange, will be validly issued, fully paid and nonassessable; the outstanding shares of such Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Time of Sale Information and the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Securities, the Offered Warrant Debt Securities or the Common Stock;

(iii) The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding instrument in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles;

(iv) Any Offered Warrants have been duly authorized, any Offered Warrants other than Contract Securities have been duly executed, issued and delivered and, when countersigned by the Warrant Agent as provided in the related Warrant Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by such Warrant Agreement, and any Offered Warrants that are Contract Securities, when executed, issued, delivered and countersigned by the Warrant Agent as provided in the related Warrant Agreement and sold pursuant to the Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by such Warrant Agreement; any such Warrant Agreement has been duly authorized, executed and delivered and constitutes a valid and binding instrument in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles;

(v) Neither the execution or delivery by the Company of the Indenture, the Securities, any Offered Warrant Debt Securities, any shares of Common Stock initially issuable upon conversion or exchange of the Offered Debt Securities or the Offered Warrant Debt Securities, the Terms Agreement (including the provisions of this Agreement), any Warrant Agreement, any Delayed Delivery Contracts or this Agreement, nor the consummation by the Company of the transactions therein or herein contemplated nor the fulfillment by the Company of the terms, conditions or provisions thereof or hereof has or will (A) conflict with, violate or result in a breach of any law, administrative regulation or court decree applicable to the Company, or (B) conflict with, or result in a breach of, any of the terms, conditions or provisions of the Articles or By-laws of the Company or any agreement or instrument known to such counsel, to which the Company is a party or by which any of its properties or assets is bound, or constitute a default thereunder;

(vi) The Registration Statements have become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of such Registration Statements or any parts thereof has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or are pending or contemplated under the Act, and any registration statement relating to the Registered Securities, as of its effective date, the Registration Statements, as of each effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that such registration statements as of their effective date, the Registration Statements, as of their most recent effective date, or the Prospectus, as of its date, or as of the Closing Date contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements, the Time of Sale Information and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus or Time of Sale Information which are not described as required, nor of any contracts or documents of a character required to be described in any of the Registration Statements, the Time of Sale Information or Prospectus or to be filed as exhibits to such Registration Statements which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the respective Registration Statements, the Time of Sale Information or the Prospectus;

(vii) The Indenture, any Warrant Agreement, the Securities and any Offered Warrant Debt Securities conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the Prospectus;

(viii) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company; and

(ix) The sale of the Securities to the Underwriters pursuant to the terms of this Agreement and the Terms Agreement, the issuance of Offered Warrant Debt Securities on exercise of the Offered Warrants pursuant to the terms of the Warrant Agreement and the issuance of any shares of Common Stock upon conversion or exchange of the Offered Debt Securities or the Offered Warrant Debt Securities in accordance with the terms thereof are not subject to the provisions of the Public Utility Holding Company Act of 1935, and no approval, authorization or consent of any regulatory body in the United States of America is legally required in connection with the transactions herein or therein contemplated except such as have been obtained under the Act and as may be required under the state securities or Blue Sky laws.

(e) The Underwriters or Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, any Offered Warrant Debt Securities and any shares of Common Stock initially issuable upon conversion or exchange of the Offered Debt Securities or the Offered Warrant Debt Securities, the Registration Statements, the Time of Sale Information, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by Pennsylvania law, upon the opinion referred to in subsection (d) of this Section.

(f) The Underwriters or Representatives shall have received a certificate, dated the Closing Date, of the Chairman of the Board, President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any of the Registration Statements or of any parts thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries considered in the aggregate except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate.

(g) The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters, which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and states in effect that:

(i) in their opinion, any financial statements audited by them and included in the Time of Sale Information and the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations;

(ii) they have made a review of any unaudited financial statements included in the Time of Sale Information and the Prospectus in accordance with standards established by the Public Company Accounting Oversight Board (United States) (PCAOB), as indicated in their report or reports attached to such letter;

(iii) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements or summarized financial data, if any, included in the Time of Sale Information and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Time of Sale Information and the Prospectus;

(B) the unaudited capsule information, if any, included in the Time of Sale Information and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Time of Sale Information and the Prospectus;

(C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five business days prior to the Closing Date, there was any change in the capital stock or any increase in indebtedness or long-term debt of the Company and consolidated subsidiaries or, at the date of the latest available financial information read by such accountants, there was any increase in the short-term debt of, the Company and consolidated subsidiaries, as compared with amounts shown on the latest balance sheet included in the Time of Sale Information and the Prospectus; or

(D) for the period from the date of the latest financial statements included in the Time of Sale Information and the Prospectus to the closing date of the latest available income statement of the Company read by such accountants there were any decreases, as compared with the corresponding amount in the corresponding period of the previous year, in consolidated sales and operating revenues, income from operations, income before extraordinary gains (losses) or income of the Company and consolidated subsidiaries, except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Time of Sale Information and the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Time of Sale Information and the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this section (in each case to the extent that such dollar amounts or percentages and other financial information are derived from the general accounting records of the Company and consolidated subsidiaries, which are subject to the internal controls of the accounting systems of the Company and consolidated subsidiaries, or may be derived directly from such records by analysis or computation), with the general accounting records of the Company and consolidated subsidiaries, and have found such dollar amounts and percentages and other financial information to be in agreement with such result, except as otherwise specified in such letter.

The Company will furnish the Representatives or, if there are no Representatives, the Underwriters with such conformed copies of such opinions, certificates, letters and documents they reasonably request.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale

Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be suitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act;

and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed any of the Registration Statements or any parts thereof and to each person, if any, who controls the Company within the meaning of the Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and, in the case of an offering of Debt Securities or Debt Securities with attached Warrants, the aggregate principal amount of Offered Debt Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Debt Securities, or, in the case of an offering of Warrants only, the number of Offered Warrants which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Warrants, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and, in the case of an offering of Debt Securities or Debt Securities with attached Warrants, the aggregate principal amount of Offered Debt Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Debt Securities or, in the case of an offering of Warrants only, if any Underwriter or Underwriters so default and the number of Warrants with respect to which such default or defaults occur exceeds 10% of the total number of Offered Warrants, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. In all other cases, unless otherwise specified in the Terms Agreement, if any Underwriter or Underwriters default in their obligations to purchase Securities under the terms of such Agreement and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within thirty-six hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. The foregoing obligations and agreements set forth in this Section will not apply if the Securities are being purchased pursuant to a “firm bid” which is identified as such in the Terms Agreement. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts of Offered Debt Securities or, in the case of an offering of Warrants only, the number of Warrants, set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect.

9. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that is not an “issuer free writing prospectus” as defined in Rule 433 under the Act that contains only preliminary terms of the Securities and offering or information permitted by Rule 134 under the Act, (ii) any Issuer Free Writing Prospectus listed in the Terms Agreement or prepared pursuant to Section 1(b) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet, substantially in the form attached to the Terms Agreement, without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at Alcoa Corporate Center, 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858, Attention: Treasurer.

11. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

ANNEX I

(Three copies of this Delayed Delivery Contract should be

signed and returned to the address shown below

so as to arrive not later than 9:00 A.M.,

New York Time, on             , 20    *.)

DELAYED DELIVERY CONTRACT

[Insert date of initial

public offering]

ALCOA INC.

c/o

Gentlemen:

The undersigned hereby agrees to purchase from ALCOA INC., a Pennsylvania corporation (“Company”), and the Company agrees to sell to the undersigned, [If one delayed closing, insert-as of the date hereof, for delivery on             , 20     (“Delivery Date”),]

    [$]                 [Warrants]

[—principal amount of the Company’s [state title of Offered Debt Securities]—with attached Warrants to purchase [state title of Warrant Debt Securities]—(hereinafter called “Debt Securities”)] [state title of Warrant Debt Securities] (hereinafter called “Warrant Debt Securities”)] offered by the Company’s Prospectus dated February 18, 2011 and a Prospectus Supplement dated             , 2011 relating thereto, receipt of copies of which is hereby acknowledged. at—[    % of the principal amount thereof plus accrued interest, if any,—and —accrued amortization of initial issue discount from             , 20    ][$     per Warrant] and on the further terms and conditions set forth in this Delayed Delivery Contract (“Contract”).

[If two or more delayed closings, insert the following:

The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, —Debt Securities in the principal amounts—the number of Warrants—set forth below:

[Principal Amount]

Delivery Date	[Number of Shares]

*	Insert date which is third full business day prior to Closing Date under the Terms Agreement.

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

Payment for the—Debt Securities—Warrants-that the undersigned has agreed to purchase for delivery on—the—each—Delivery Date shall be made to the Company or its order by certified or official bank check or wire transfer in New York Clearing House (next day) funds at the office of                      at             .M. on—the—such—Delivery Date upon delivery to the undersigned of the—Debt Securities—Warrants— to be purchased by the undersigned—for delivery on such Delivery Date—in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to -the—such— Delivery Date.

It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of—Debt—Securities—Warrants—is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for—Debt—Securities—Warrants—on—the—each—Delivery Date shall be subject only to the conditions that (1) investment in the—Debt—Securities—Warrants—and the Warrant Debt Securities—shall not at—the-such—Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total—principal amount of the Debt Securities—Number of Warrants—less the—principal amount—number—thereof covered by this and other similar Contracts. The undersigned represents that its investment in such—Debt Securities—Warrants—and the Warrant Debt Securities—is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the acceptance of any such Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the underparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Yours very truly,

(Name of Purchaser)

By

(Title of Signatory)

(Address of Purchaser)

Accepted, as of the above date.

ALCOA INC.

By